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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported): September 12, 2000


                             THE CERPLEX GROUP, INC.
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               (Exact name of registrant as specified in charter)



             Delaware                    0-9725                  75-1539534
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(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)               File Number)           Identification No.)



7700 Irvine Center Drive #800, Irvine, California                  92618
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               (Address of principal executive offices) (Zip Code)



                                 (949) 778-2918

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               (Registrant's telephone number including area code)



 111 Pacifica Ave. #300, Irvine, California                        92618
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         (Former name or former address, if changed since last report.)

ITEM 2: DISPOSITION OF ASSETS

On September 12, 2000, Cerplex Inc. ("Cerplex"), a wholly-owned subsidiary of The Cerplex Group, Inc. entered into a definitive agreement to sell 100% of the stock of its UK-based repair and parts business, Cerplex Ltd., to a joint venture between Teleplan Holdings Europe BV and A Novo SA. This transaction was approved by the US Bankruptcy Court for the District of Delaware on Friday, October 27, 2000 and was completed on October 30, 2000.

Cerplex Ltd., based in Enfield, England, was the last of the operating companies owned by Cerplex to be sold. Total considerations from the transaction were
$1,200,146.50. The total proceeds are expected to be used to satisfy administrative expenses of the bankruptcy and to reduce a portion of the company's indebtedness. None of the proceeds will be available for distribution to shareholders.

                             THE CERPLEX GROUP, INC.
                             (Registrant)


                             By:  /S/ Richard Gallagher
                                -----------------------------------------------
                                 Name: Richard Gallagher
                                 Title: President

Date:  November 15, 2000